EXHIBIT 23.1


EXHIBIT 23.1

CONSENT OF SEWELL AND COMPANY, PA

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Safe Technologies International, Inc. on Form S-8 relating to the Safe Technologies International, Inc. Year 2000 Stock Award Plan, of our report dated March 9, 1998 appearing in and incorporated by reference in the Annual Report on Form 10-KSB of Safe Technologies International, Inc. for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement.

SEWELL AND COMPANY, PA

/s/ Sewell and Company, PA

Pembroke Pines, Florida
December 7, 1999